UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2006

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680 Houston, Texas	77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

          Item 1.01  Entry into a Material Definitive Agreement

          On August 14, 2006, the Compensation Committee of the Board of Directors of Franklin Bank Corp. (the “Company”) approved the Franklin Bank Corp. Key Employee Intermediate-Term Incentive Compensation Plan (the “Plan”).  Pursuant to the Plan, which is administered by the Compensation Committee of the Board of Directors of the Company, the Compensation Committee may award performance units to senior executives, business unit managers and a select group of other key personnel.  Awards are intended to provide key employees with intermediate-term compensation opportunities based on appreciation in value of the business and the success of particular projects, and will represent the right to receive a cash payment at the conclusion of a performance cycle and vesting of the award.  The number of performance units to be awarded to participants other than the Chief Executive Officer will be recommended by the Chief Executive Officer and approved by the Compensation Committee; awards to the Chief Executive Officer will be determined by the Compensation Committee.

          The Chief Executive Officer shall recommend, and the Compensation Committee shall approve the specific performance goals to be achieved by participants other than the Chief Executive Officer; the Compensation Committee will establish the specific performance goals to be achieved by the Chief Executive Officer.  The number of performance units to be received will be based on threshold, target and outstanding performance levels established by the Compensation Committee.  Terms and conditions of performance units will be contained in performance unit grant agreements, which shall be subject to the terms of the Plan.

          The Plan has a term of six years from its effective date, subject to extension by the Compensation Committee.  The initial performance cycle under the Plan is the three-year period ended December 31, 2008, and awards made under the Plan for such cycle will vest on June 30, 2009, subject to acceleration in the event of a change in control of the Registrant and to forfeiture in the event of the participant’s termination of employment, voluntarily or by the Company for cause (as defined in the Plan) prior to completion of the performance cycle.  For the current performance cycle, participants will become entitled to payment of vested awards based on the achievement of threshold, target and outstanding levels of annual percentage growth in net income available to the common stock, annual fully diluted earnings per share and, for line managers and operating unit managers, the annual percentage increase in net income before taxes.  In the event of the normal retirement, death or disability of a participant prior to the completion of a performance cycle, participants may be eligible for a pro-rated payment of the award after completion of the performance cycle.  In the event of an involuntary termination of employment other than for cause, the Plan permits the Compensation Committee to approve an award payout on a case-by-case basis.  In the event that an award payout under the Plan causes a participant in the Plan to become subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Plan provides for an additional payment to such a participant so that the participant will be placed in the same after-tax position as if no such excise tax had been imposed.

          A copy of the Plan containing a form of the grant agreement is filed as Exhibit 10.1 to this Report.

Section 8 – Other Events

          Item 8.01  Other Events

          On August 14, 2006, the Compensation Committee of the Board of Directors of the Company approved forms of restricted stock agreement for use in awards of shares of restricted stock to the Company’s directors and executive officers, and officers and employees, under its 2006 Long-Term Incentive Plan.  Copies of the forms of such restricted stock agreements are filed with this report as Exhibits 10.2 and 10.3, respectively.

Section 9 – Financial Statements and Exhibits

          Item 9.01  Financial Statements and Exhibits

          (a)          Not applicable.

          (b)          Not applicable.

          (d)          Exhibits.

Exhibit 10.1	Franklin Bank Corp Key Employee Intermediate-Term Incentive Compensation Plan (including form of grant agreement).

Exhibit 10.2	Form of Restricted Stock Agreement for use under the Registrant’s 2006 Long-Term Incentive Plan (directors and executive officers).

Exhibit 10.3	Form of Restricted Stock Agreement for use under the Registrant’s 2006 Long-Term Incentive Plan (officers and employees).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: August 15, 2006	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Franklin Bank Corp Key Employee Intermediate-Term Incentive Compensation Plan (including form of grant agreement).

Exhibit 10.2	Form of Restricted Stock Agreement for use under the Registrant’s 2006 Long-Term Incentive Plan (directors and executive officers).

Exhibit 10.3	Form of Restricted Stock Agreement for use under the Registrant’s 2006 Long-Term Incentive Plan (officers and employees).